UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

THE GEO GROUP, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 25, 2019

Corporate Headquarters 4955 Technology Way Suite 700 Boca Raton, Florida 33487

Dear Shareholders:	TEL: 561 893 0101 866 301 4436 Fax: 561 443 1833 www.geogroup.com

The GEO Group, Inc. (the “Company” or “GEO”) is holding its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) on May 7, 2019 at 10:00 A.M. (EDT). By now, you should have received our Notice regarding the 2019 Annual Meeting and the availability of our proxy materials. You can view our Proxy Statement dated March 28, 2019 and our Annual Report for the year ended December 31, 2018 (collectively, the “Proxy Materials”) at www.proxyvote.com.

Since the date that the Company filed the Proxy Materials with the SEC, members of the Board of Directors of the Company (the “Board”) and management have continued to engage in direct conversations with numerous shareholders as part of the Company’s normal shareholder outreach. As part of our communications with shareholders, we have discussed various topics regarding our 2019 Annual Meeting.

As we previously indicated, we are in the planning stages of developing and publishing an annual public statement with respect to human rights. As a result of communications with various shareholders, we have decided to accelerate our timeline and publish an annual public statement beginning in 2019 regarding the work we have done to date to operationalize our commitment to respect human rights while still giving due consideration to the legal and contractual obligations and limitations we have with respect to the confidentiality of information about those in our custody and care.

We expect that the first annual public statement that will be released in 2019 will provide information that will help shareholders and stakeholders better understand our continuing commitment to human rights. However, we believe as we refine the metrics to measure our human rights performance and the appropriate level of disclosure considering our legal and contractual obligations and limitations, the annual public statements in the future will continue to evolve, be more comprehensive and reflect our ongoing engagement efforts with our stakeholders and shareholders.

Based on our continued shareholder engagement efforts and the status of our planning efforts, our position has evolved. As a result, we are withdrawing our opposition statement included in the Proxy Statement and our Board is withdrawing its original recommendation to the shareholders to vote against Proposal 4. This change reflects our determination that we can provide an appropriate annual public statement in 2019.

We also welcome the opportunity to continue to have meaningful engagement with our stakeholders and shareholders regarding our existing Global Human Rights Policy and the annual public statement that we plan on publishing in 2019.

THIS LETTER CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT DATED MARCH 28, 2019.

Your vote is important to us. We appreciate and thank you for your continued support of The GEO Group, Inc.

Sincerely,

George C. Zoley

Chairman of the Board

Chief Executive Officer and Founder

The GEO Group, Inc.